Exhibit No. (23)

INDEPENDENT AUDITORS' CONSENT


KIMBERLY-CLARK CORPORATION:

We consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-5299, 33-49050, 33-58402, 33-64063, 33-64689, 33-64931, 333-02607, 333-06996, 333-17367, 333-38385,
333-43647, 333-71661, 333-94139, 333-85099,   333-51922,  333-61010  and
333-62358)  and  on  Form  S-3  (Nos.  33-52343,  333-45399 and  333-68903) of
our reports dated February 8, 2002 appearing in and incorporated by reference in this Annual Report on Form 10-K of Kimberly-Clark Corporation.




/S/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Dallas, Texas
March 15, 2002